Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 4, 2019, with respect to the consolidated financial statements included in the Annual Report of American Renal Associates Holdings, Inc. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statement of American Renal Associates Holdings, Inc. on Form S-8 (File No. 333-210870).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
September 4, 2019